PASSAGE BIO REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS AND PROVIDES RECENT BUSINESS HIGHLIGHTS

●	On track to present initial safety and biomarker data from three Cohort 1 patients in global Phase 1/2 upliFT-D trial of PBFT02 for the treatment of patients with frontotemporal dementia (FTD) with granulin mutations (GRN) in Q4 2023
●	Expect to report initial safety and biomarker data from Dose 3 patients in global Phase 1/2 Imagine-1 clinical trial for gangliosidosis (GM1) in mid-2024
●	Robust balance sheet to support achievement of meaningful clinical milestones, with cash runway into Q4 2025

PHILADELPHIA – November 13, 2023 – Passage Bio, Inc. (Nasdaq: PASG), a clinical-stage genetic medicines company focused on developing transformative therapies for central nervous system (CNS) disorders, today reported financial results for the third quarter ended September 30, 2023, and provided recent business highlights.

"Our team remains focused on execution, and this past quarter marked another stride toward achieving key milestones across our two lead clinical programs. Notably for FTD, we're encouraged by the initial patient data showing the translation of preclinical studies into the clinic. As these data emerge, we are also evaluating the potential of extending the reach of PBFT02 to treat patients with other adult neurodegenerative conditions in which progranulin is thought to play a role,” said William Chou, M.D., president and chief executive officer of Passage Bio. "Furthermore, the continued treatment of patients in our GM1 trial is a testament to our team’s operational excellence. Our sustained progress across clinical programs, combined with the company’s robust financial position and the anticipation of impactful clinical data in the upcoming year, puts us squarely on the path to achieve our mission of developing transformative therapies for people with devastating CNS disorders.”

Recent Highlights

●	Continued advancement of global Phase 1/2 upliFT-D trial of PBFT02 for the treatment of patients with frontotemporal dementia (FTD) with granulin mutations (GRN): The company continues to experience momentum across the FTD program, with six clinical trial sites initiated across Brazil, Canada, and the United States and additional clinical trial sites in Europe expected to come online in the coming months. Patient identification and recruitment initiatives have proven to be effective, with multiple GRN+ patients identified and being evaluated for eligibility across global trial sites. Initial data focused on safety and CSF progranulin levels from three Cohort 1 patients is expected in the fourth quarter of 2023.

●	Strong clinical execution leads to the treatment of multiple patients at Dose 3 in global Phase 1/2 Imagine-1 clinical trial for GM1: Patient recruitment of early and late infantile GM1 patients to be treated at the highest dose level, Dose 3, continues to progress well. The company remains on track to report initial safety and biomarker data from Dose 3 patients by mid-2024.
●	Cash runway into Q4 2025: Following a reallocation of resources completed in July, the company has extended its cash runway into the fourth quarter of 2025. This strategic financial management ensures that sufficient resources are available to continue delivering on meaningful clinical data from ongoing research and development efforts. The company remains steadfast in its commitment to prudent resource allocation.

Anticipated Upcoming Milestones

●	Present initial safety and biomarker data from three Cohort 1 patients in upliFT-D clinical trial for FTD in Q4 2023.
●	Present initial safety and biomarker data from Dose 3 patients in Imagine-1 clinical trial for GM1 in mid-2024.

Third Quarter 2023 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $132.8 million as of September 30, 2023, as compared to $213.8 million as of September 30, 2022. The Company expects current cash, cash equivalents and marketable securities to fund operations into Q4 2025.
●	Research and Development (R&D) Expenses: R&D expenses were $15.1 million for the quarter ended September 30, 2023, as compared to $15.4 million as of September 30, 2022.
●	General and Administrative (G&A) Expenses: G&A expenses were $8.2 million for the quarter ended September 30, 2023, as compared to $10.7 million as of September 30, 2022. The decrease primarily relates to decreases in employee compensation costs and facility and other expenses, as a result of our reductions in workforce.
●	Net Loss: Net loss was $27.1 million, or a net loss of $0.49 per basic and diluted share, for the quarter ended September 30, 2023, compared to $26.7 million, or a net loss of $0.49 per basic and diluted share, for the same quarter in 2022.

About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to provide life-transforming therapies for patients with CNS diseases with limited or no approved treatment options. Our portfolio spans pediatric and adult CNS indications, and we are currently advancing clinical programs in GM1 gangliosidosis and frontotemporal dementia and our preclinical pipeline, including programs in amyotrophic lateral sclerosis and Huntington’s disease. Based in Philadelphia, PA, our company has established a strategic collaboration and licensing agreement with the renowned University of Pennsylvania’s Gene Therapy Program to conduct our discovery and IND-enabling preclinical work. Through this collaboration, we have enhanced access to a broad portfolio of gene therapy candidates and future gene therapy innovations that we then pair with our deep clinical, regulatory, manufacturing and commercial expertise to rapidly advance our robust pipeline of optimized gene therapies. As we work with speed and tenacity, we are always mindful of patients who may be able to benefit from our therapies. More information is available at www.passagebio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including the progress of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; and the ability of our lead product candidates to treat their respective target monogenic CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Passage Bio, Inc.

Balance Sheets

	(Unaudited)
(in thousands, except share and per share data)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$33,579	$34,601
Marketable securities	99,201	155,009
Prepaid expenses and other current assets	1,282	926
Prepaid research and development	1,649	6,508
Total current assets	135,711	197,044
Property and equipment, net	16,067	22,515
Right of use assets - operating leases	17,045	19,723
Other assets	433	4,267
Total assets	$169,256	$243,549
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,749	$4,065
Accrued expenses and other current liabilities	13,713	11,011
Operating lease liabilities	3,349	3,275
Total current liabilities	19,811	18,351
Operating lease liabilities - noncurrent	23,169	23,832
Total liabilities	42,980	42,183

Stockholders’ equity:
Common stock, $0.0001 par value: 300,000,000 shares authorized; 54,812,972 shares issued and outstanding at September 30, 2023 and 54,614,690 shares issued and outstanding at December 31, 2022	5	5
Additional paid‑in capital	704,173	694,733
Accumulated other comprehensive income (loss)	(192)	(966)
Accumulated deficit	(577,710)	(492,406)
Total stockholders’ equity	126,276	201,366
Total liabilities and stockholders’ equity	$169,256	$243,549

Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Operating expenses:
Research and development	$15,098	$15,362	$49,258	$68,396
Acquired in‑process research and development	—	1,500	—	3,000
General and administrative	8,184	10,664	35,295	38,754
Impairment of long-lived assets	5,390	—	5,390	—
Loss from operations	(28,672)	(27,526)	(89,943)	(110,150)
Other income (expense), net	1,562	825	4,639	1,096
Net loss	$(27,110)	$(26,701)	$(85,304)	$(109,054)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.49)	$(0.49)	$(1.56)	$(2.01)
Weighted average common shares outstanding, basic and diluted	54,789,410	54,473,945	54,697,967	54,379,397
Comprehensive loss:
Net loss	$(27,110)	$(26,701)	$(85,304)	$(109,054)
Unrealized gain (loss) on marketable securities	148	110	774	(1,055)
Comprehensive loss	$(26,962)	$(26,591)	$(84,530)	$(110,109)

For further information, please contact:

Investors:

Stuart Henderson

Passage Bio

267.866.0114

shenderson@passagebio.com

Media:

Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
MikeBeyer@sambrown.com